UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On October 10, 2007, HCP, Inc. (“HCP”) entered into an Underwriting Agreement with the underwriters named therein (the “Underwriters”) pursuant to which HCP will issue $600 million aggregate principal amount of 6.70% Senior Notes Due 2018 (the “Notes”). The Notes are governed by the terms of an Indenture (the “Indenture”) between HCP and The Bank of New York Trust Company, N.A., as Trustee, dated as of September 1, 1993.

HCP will pay interest on the Notes semi-annually on January 30 and July 30, beginning January 30, 2008.

The Notes are senior unsecured debt obligations and will rank equally with all of HCP’s existing and future senior unsecured indebtedness.

HCP may redeem all or part of the Notes at any time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 35 basis points, plus accrued and unpaid interest on the amount being redeemed to the redemption date.  For more information regarding optional redemption of the Notes, see the section entitled “Description of the Notes—Optional Redemption” in the Prospectus Supplement filed by HCP with the Securities and Exchange Commission (the “Commission”) on October 12, 2007 (the “Final Prospectus”).

In addition, if HCP experiences a Change of Control and the Notes are rated below Investment Grade by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. as a result, we will offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date.  For further information about the offer to repurchase and for definitions of “Change of Control” and “Investment Grade,” see the section entitled “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in the Final Prospectus.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (No. 333-137225) filed with the Commission on September 11, 2006 (the “Registration Statement”). Copies of the Underwriting Agreement and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

HCP hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement as supplemented by the Final Prospectus, or otherwise pursuant to requirements of Form 8-K:

1.1	Underwriting Agreement by and between HCP and the Underwriters, dated October 10, 2007.

4.1	Form of 6.70% Senior Notes Due 2018.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Sullivan & Cromwell LLP.

12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends.

12.2	Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

99.1	Press Release announcing pricing of senior unsecured notes, dated October 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date:	October 15, 2007	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this Current Report on Form 8-K are the documents listed below:

Exhibit No.	Description

1.1	Underwriting Agreement by and between HCP and the Underwriters, dated October 10, 2007.

4.1	Form of Senior Notes due 2018.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Sullivan & Cromwell LLP.

12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends.

12.2	Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)

99.1	Press Release announcing pricing of senior unsecured notes, dated October 10, 2007.